                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: NOVEMBER 1997
DISTRIBUTION DATE: 12/22/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                 Per $1,000 of Original
                                                                                                     Class A/Class B
                                                                                                   Certificate Amount
                                                                                                 ----------------------
     (i)    Principal Distribution
                Class A Amount                                                   $21,651,966.98        $32.954836
                Class B Amount                                                    $1,020,249.78        $32.954836

    (ii)    Interest Distribution
                Class A Amount                                                    $3,182,157.74         $4.843324
                Class B Amount                                                      $149,944.61         $4.843324

   (iii)    Monthly Servicing Fee                                                   $550,760.72         $0.800549
                Monthly Supplemental Servicing Fee                                        $0.00         $0.000000
                Class A Percentage of the Servicing Fee                             $525,976.49         $0.800549
                Class A Percentage of the Supplemental Servicing Fee                      $0.00         $0.000000
                Class B Percentage of the Servicing Fee                              $24,784.23         $0.800549
                Class B Percentage of the Supplemental Servicing Fee                      $0.00

    (iv)    Class A Principal Balance (end of Collection Period)                $609,519,816.15
            Class A Pool Factor (end of Collection Period)                            92.770444%
            Class B Principal Balance (end of Collection Period)                 $28,720,829.94
            Class B Pool Factor (end of Collection Period)                            92.770444%

     (v)    Pool Balance (end of Collection Period)                             $638,240,646.09

    (vi)    Class A Interest Carryover Shortfall                                          $0.00
            Class A Principal Carryover Shortfall                                         $0.00
            Class B Interest Carryover Shortfall                                          $0.00
            Class B Principal Carryover Shortfall                                         $0.00

   (vii)    Amount Otherwise Distributable to the Seller that is Distributed              $0.00         $0.000000
            to Either the Class A or Class B Certificateholders

  (viii)    Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                    $6,574,202.04
                Class B Amount                                                            $0.00

    (ix)    Aggregate Purchase Amount of Receivables repurchased
            by the Seller or the Servicer                                                 $0.00